Exhibit 7.01
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Amendment No. 2 to Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Stock, par value $0.01 per share, of BlackRock, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
Dated: September 25, 2008

MERRILL LYNCH & CO., INC.

By:	/s/ JONATHAN N. SANTELLI

Name:	Jonathan N. Santelli
Title:	Assistant Secretary

MERRILL LYNCH INVESTMENT MANAGERS, L.P.

By: Princeton Services, Inc., its General Partner

By:	/s/ JONATHAN N. SANTELLI

Name:	Jonathan N. Santelli
Title:	Vice President and Secretary

FUND ASSET MANAGEMENT, L.P.

By: Princeton Services, Inc., its General Partner

By:	/s/ JONATHAN N. SANTELLI

Name:	Jonathan N. Santelli
Title:	Vice President and Secretary

PRINCETON ADMINISTRATORS, L.P.

By: Princeton Services, Inc., its General Partner

By:	/s/ JONATHAN N. SANTELLI

Name:	Jonathan N. Santelli
Title:	Vice President and Secretary

MERRILL LYNCH GROUP, INC.

By:	/s/ JONATHAN N. SANTELLI

Name:	Jonathan N. Santelli
Title:	Authorized Person

PRINCETON SERVICES, INC.

By:	/s/ JONATHAN N. SANTELLI

Name:	Jonathan N. Santelli
Title:	Vice President and Secretary

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ JONATHAN N. SANTELLI

Name:	Jonathan N. Santelli
Title:	Assistant Secretary

MERRILL LYNCH GOVERNMENT SECURITIES INC.

By:	/s/ JONATHAN N. SANTELLI

Name:	Jonathan N. Santelli
Title:	Authorized Person